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EXHIBIT 11.

                        DVL, INC.  and Subsidiaries
                     Computation of Earnings Per Share
                      (in thousands except share data)
                                (unaudited)

                                                Three Months Ended
                                                     March 31,
                                             -----------------------
                                                1999         1998
                                             ----------   ----------
Income (loss) before extraordinary gain      $      234   $     (279)

Extraordinary gain                                  736          202
                                             ----------   ----------

Net income (loss)                            $      970   $      (77)
                                             ==========   ==========

Weighted average number of common
 shares outstanding - basic                  16,560,450   16,262,105

Shares issuable upon exercise of
 dilutive options and warrants               68,233,027       -0-

Less shares assumed repurchased              (9,776,900)      -0-
                                             ----------   ----------
Weighted average number of common
 shares outstanding - diluted                75,061,577   16,262,105
                                             ==========   ==========
Basic earnings (loss) per share:
 Income (loss) before extraordinary gain     $      .01   $     (.02)
 Extraordinary gain                                 .04          .01
                                             ----------   ----------
Net income (loss)                            $      .05   $     (.01)
                                             ==========   ==========
Diluted earnings (loss) per share:
 Income before extraordinary gain            $      .00   $     (.02)
 Extraordinary gain                                 .01          .01
                                             ----------   ----------
Net income (loss)                            $      .01   $     (.01)
                                             ==========   ==========
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